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                                                                     EXHIBIT 1.1




                               CRITICAL PATH, INC.

                            DEALER/MANAGER AGREEMENT

                                      JUNE 3, 2004


Critical Path, Inc.
350 The Embarcadero
San Francisco, CA 94105-1204

Attention: Mark Ferrer
Chief Executive Officer




Ladies and Gentlemen:

        This Dealer/Manager Agreement (the "Agreement") sets forth our agreement relating to (a) the proposed rights offering (the "Rights Offering") to be undertaken by Critical Path, Inc., a California corporation (the "Company"), pursuant to which the Company will distribute to all holders of record of shares of its common stock, par value $0.001 (the "Common Shares") at the close of business on April 30, 2004 (the "Record Date"), in connection with a distribution in a rights Offering (the "Rights Offering") of subscription rights (the "Rights") to subscribe for and purchase shares of its Series E Redeemable Convertible Preferred Stock, par value $0.001 per share ("Series E Preferred Stock"). The Rights are described in detail in the Company's Prospectus dated May 5, 2004 (the "Prospectus"). The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June 25, 2004, unless extended in the sole discretion of the Company (as it may be extended, the ""Expiration Time"). The Company may, in its sole discretion, terminate the Rights Offering at any time prior to the Expiration Time.

        1. THE OFFERING. As described in the Prospectus, record holders of common stock will receive 0.65 Rights for each share of common stock held on the Record Date. Each Right will entitle the shareholder to subscribe for one share of the Series E Preferred Stock (the "Basic Subscription Right") at a subscription price of $1.50 per share (the "Subscription Price"). In addition, each holder of Rights who exercises a Basic Subscription Right in full will be eligible to subscribe (the "Over-Subscription Right") at the Subscription Price for shares of Series E Preferred Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the "Excess Shares"), subject to availability and pro-ration as described below. Each holder of Rights may only exercise an Over-Subscription Right if he/she exercised his/her Basic Subscription Right in full and other holders of Basic Subscription Rights do not exercise their Basic Subscription Rights in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Right, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Rights. "Pro rata" means in proportion to the amount of over-subscription price tendered by each person seeking to exercise their Over-Subscription Right as of the Expiration Time of the Rights Offering. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than he/she subscribed for under their Over-Subscription Right, then the Company will allocate to he/she only the number of Excess Shares for which he/she subscribed. The Company will allocate the remaining Excess Shares among all other holders exercising Over-Subscription Rights. See "The Rights Offering Subscription Rights" in the Prospectus. The Rights

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will be evidenced by transferable Rights certificates (the "Subscription Rights
Certificates") and will be null and void and cease to have value at or after the Expiration Time.

        2. APPOINTMENT AS DEALER/MANAGER. The Company hereby appoints Perseus Advisors, LLC. ("Perseus Advisors"), as the dealer/manager (the "Dealer/Manager") and authorizes the Dealer/Manager to act as such in connection with the Rights Offering. As Dealer/Manager, Perseus Advisors agrees, in accordance with its customary practice, to use its reasonable efforts to (a) solicit the exercise of Rights pursuant to the Rights Offering and (b) assist the Company in listing the Rights on the NASDAQ Over the Counter Bulletin Board.

        3. AUTHORITY TO APPOINT CO-DEALER/MANAGERS. The Company hereby agrees that the Dealer/Manager shall have authority, but shall be under no obligation, to appoint one or more co-dealer/managers (each a "Co-Dealer/Manager," and, together with Perseus Advisors, the "Co-Dealer/Managers") and authorizes the Co-Dealer/Managers to act as such in connection with the Rights Offering; provided that each such appointment shall be satisfactory to the Company.

        Each Co-Dealer/Manager hereby authorizes the Dealer/Manager, acting on behalf of the Co-Dealer/Manager, as their representative: (a) to waive performance or satisfaction by the Company of obligations or conditions included in this Agreement if, in the judgment of the Dealer/Manager, such waiver will not have a material adverse effect upon the interests of the Co-Dealer/Manager and (b) to take such actions as in the discretion of the Dealer/Manager may be necessary or advisable to carry out this Agreement, and the transactions contemplated hereby for the accounts of the several Co-Dealer/Managers. Each Co-Dealer/Manager also authorizes the Dealer/Manager to determine all matters relating to advertising and communications with dealers and others.

        4. NO LIABILITY FOR ACTS OF BROKERS, DEALERS, BANKS AND TRUST COMPANIES. No Co- Dealer/Manager shall be subject to any liability to the Company (or any of the Company's affiliates or stockholders) for any act or omission on the part of any broker or dealer in securities or any bank or trust company or any other person, and no Co-Dealer/Manager shall be liable for its own acts or omissions in performing its obligations as Dealer/Manager or Co-Dealer/Manager, as applicable, hereunder or otherwise in connection with the Rights Offering or the related transactions, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted from any such acts or omissions undertaken or omitted to be taken by such Dealer/Manager or Co-Dealer/Manager through its gross negligence, willful misconduct or bad faith. Except as provided in Section 7, in soliciting or obtaining subscriptions or purchases, no Co-Dealer/Manager shall be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as an agent of any Co-Dealer/Manager or as the agent of the Company.

        5. THE OFFER DOCUMENTS. There will be used, in connection with the Rights Offering, certain materials in addition to the Registration Statement and the Prospectus (each as defined below), including the instructions regarding the use of subscription certificates; the proposed form of a letter to securities dealers, commercial banks, trust companies and other nominees; the proposed form of a letter from securities dealers, commercial banks, trust companies and other nominees to their customers relating to the Rights Offering; and other soliciting materials relating to the Rights Offering, each in the form which has been filed as an exhibit to the Registration Statement (collectively with the Registration Statement and the Prospectus, the "Offer Documents").

        The Company agrees to furnish the Co-Dealer/Managers with as many copies of the final forms of the Offer Documents as the Co-Dealer/Managers may reasonably request from time to time and the Dealer/Manager is hereby authorized to use copies of the Offer Documents in connection with its acting as Dealer/Manager. The Co-Dealer/Managers hereby agree that they will not disseminate any written material for, or in connection with, the Rights Offering other than the Offer Documents, and the Co-Dealer/Managers agree that they will not make any statements in connection with such solicitation, other

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than the statements which are set forth in, or statements which are consistent with, the Offer Documents or as otherwise authorized by the Company.

        The Company represents and agrees that after the date hereof no solicitation material, including, without limitation, the Offer Documents, the documents to be filed therewith as exhibits thereto (each in the form which has been approved by the Dealer/Manager) and any materials used in connection with any "road show" presentation, will be used in connection with the Rights Offering or filed with the Commission (as defined below) or any state or local governmental or regulatory authority by or on behalf of the Company without prior consultation with the Dealer/Manager. In the event that the Company uses or permits the use of any such solicitation material in connection with the Rights Offering or files any such solicitation material with the Commission or any such state or local governmental or regulatory authority that are unacceptable to the Dealer/Manager in its reasonable discretion, then the Co-Dealer/Managers shall be entitled to withdraw as a Dealer/Manager or Co-Dealer/Manager, as applicable, in connection with the Rights Offering and the related transactions without any liability or penalty to such Co-Dealer/Manager or any other person identified in Section 14 as an "indemnified party," and such withdrawing Co-Dealer/Manager shall be entitled to receive the payment of all fees payable under this Agreement which have been earned as of the date of such withdrawal and all expenses incurred through the date of such withdrawal payable under this Agreement.

        6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Co-Dealer/Managers, and each of them, that:

              (a) A Registration Statement on Form S-3 (Registration No. 333-111559) with respect to the Rights and Series E Preferred Stock issuable pursuant to exercise of the Rights has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. A post-effective amendment to the Registration Statement, which, among other things describes the arrangements contemplated by this Agreement and includes this Agreement as an exhibit, in a form approved by the Company and the Dealer/Manager (the "Post-Effective Amendment") will be filed with the Commission as promptly as practicable after the execution and delivery of this Agreement; the Company will use its best efforts to have such post-effective amendment declared effective by the Commission as promptly as practicable thereafter. Any reference to the Registration Statement and the Prospectus shall be deemed to refer to and include the exhibits and the information, if any, deemed to be part of such Registration Statement or Prospectus under the Securities Act, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended and any other reports (including all material incorporated by reference therein and all exhibits thereto) filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus (the "Exchange Act Reports"). Copies of the Registration Statement, as amended to date, have been delivered by the Company to the Dealer/Manager. For purposes of this Agreement, "Effective Time" means the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto (including the Post-Effective Amendment) was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means the Registration Statement, as amended at the Effective Time; and "Prospectus" means the prospectus included in the Registration Statement as amended at the Effective Time filed with the Commission pursuant to Rule 424(b) of the Securities Act. The Commission has not issued any order preventing or suspending the use of the Prospectus.

              (b) On its Effective Date, the Registration Statement conformed in all material respects to the requirements of the Securities Act and did not, as of the applicable Effective Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof (except for any required disclosures of this Agreement and the dealer/manager arrangements contemplated

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      hereby) and on the Effective Date, the Prospectus conformed in all material respects to the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (c) The Company has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, with corporate power and authority or limited liability company power and authority to own its respective properties and conduct its respective business as described in the Prospectus; and each is duly qualified to do business as a foreign corporation or limited liability company in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or cash flow of the Company (a "Material Adverse Effect").

              (d) This Agreement has been duly authorized, executed and delivered to the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and considerations of public policy in respect of the indemnification provisions hereof.

              (e) Since the respective dates as of which information is given in the Registration Statement, except as set forth in the Prospectus, there has not been any material adverse change in the business, prospects, properties, operations, financial condition or results of operations of the Company, and since the date of the latest consolidated balance sheet of the Company included in the Registration Statement, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the business, prospects, properties, operations, financial condition or results of operations of the Company, except for liabilities or obligations that were incurred or undertaken in the ordinary course of business, consistent with past practices, or that are disclosed in the Registration Statement. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus , there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries otherwise than as set forth or contemplated in the Prospectus.

              (f) Upon issuance: (1) the Rights will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, (2) no holder of the Rights is or will be subject to personal liability by reason of being such a holder, (3) the Rights and Series E Preferred Stock issuable upon exercise of the Rights will conform in all material respects to the description thereof contained in the Prospectus; (4) assuming (a) the shareholders of the Company approve the matters set forth in the Proxy (as hereinafter defined), (b) the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company substantially in the form filed as Exhibit 3.1 to the Registration Statement has been filed with the office of the Secretary of State of the State of California upon

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      approval by the Company's shareholders prior to the issuance of the Series
      E Preferred Stock pursuant to the Rights Offering and (3) the Certificate of Determination of Preferences of Series E Redeemable Convertible Preferred Stock substantially in the form filed as Exhibit 4.1 to the Registration Statement has been filed with the Secretary of State prior to the issuance of the Series E Preferred Stock pursuant to the Rights Offering (the "Necessary Corporate Actions"), then the Series E Preferred Stock issuable upon exercise of the Rights has been duly and validly authorized and reserved for issuance and when issued and delivered against payment therefore in accordance with the terms of the Offer Documents will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and will conform in all material respects to the description thereof contained in the Prospectus upon exercise of the Rights and free of any statutory and contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Rights Offering.

              (g) Prior to the consummation of the Rights Offering, the Company will have an authorized capitalization as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus, and all of the issued shares of capital stock of the Company will be duly and validly authorized and issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained under such captions in the Prospectus.

              (h) Assuming the Necessary Corporate Actions have been taken, the execution, delivery and performance of this Agreement by the Company, the issuance of the Rights in accordance with the terms of the Offer Documents, the issuance of Series E Preferred Stock in accordance with the terms of the Rights Offering and the consummation by the Company of the transactions contemplated hereby, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or conflict with, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or the articles of incorporation of the Company, or any agreement or instrument to which the Company is a party or by the Company is bound or to which any of the properties of the Company is subject, and will not result in the imposition or creation of any lien upon any property of the Company, in each case that has had or could reasonably be expected to have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell, as applicable, the Rights and Series E Preferred Stock issuable upon the exercise of the Rights as contemplated by the provisions of this Agreement and to perform its obligations under this Agreement and the Offer Documents and to consummate the transactions contemplated hereby and thereby.

              (i) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

              (j) The consolidated financial statements of the Company, together with the related schedules and notes, contained in the Registration Statement present fairly in all material respects the consolidated financial position, results of operations, cash flow and stockholders' equity of the Company in conformity with generally accepted accounting principles on the basis stated in the Registration Statement at the respective dates and for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data with respect to the Company set forth in the Registration Statement present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have

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      been prepared on a basis consistent with such financial statements and the books and records of the Company.

              (k) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company is a party or of which any of their respective properties or assets is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

              (l) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance of the Rights or Series E Preferred Stock issuable upon exercise of the Rights, except: (1) filings required by the NASDAQ National Market and the National Association of Securities Dealers, Inc.; (2) filing of a post-effective amendment to the Registration Statement filed on May 5, 2004; (3) such filings as have been obtained and made under the Securities Act and as may be required under applicable state securities or blue sky laws; and (4) the Necessary Corporate Actions.

              (m) The Company is not in violation of its charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which it is a party or by which it or any of its property is bound, except for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

              (n) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of Series E Preferred Stock) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

              (o) The Company possesses such licenses, consents, authorizations, approvals, orders, certificates, authorities or permits (collectively, the "Licenses"), including, without limitation, under any applicable environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as now operated, except where the failure to obtain such Licenses, individually or in the aggregate, would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such License which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

              (p) Except as set forth in the Prospectus, to its knowledge the Company (1) is not in violation of any Environmental Law, (2) does not own or operate any real property contaminated with any substance that is subject to any Environmental Law, (3) is not liable for any off-site disposal or contamination pursuant to any Environmental Law, or subject to any claim relating to any Environmental Law, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any pending investigation which might lead to such a violation, liability or claim.

              (q) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of any of them has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any

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      provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or the Bank or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus, that is not described in the Prospectus as required.

              (r) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Exchange Act to be described in the Prospectus and that is not so described.

              (s) Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

              (t) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

              (u) PricewaterhouseCoopers, LLP, the accountants who certified the financial statements included in the Prospectus, were, at the time such statements were certified and during the periods covered by such statements, and are, as of the date hereof, independent public accountants, as required by the Securities Act.

              (v) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

        7. CONDUCT BY THE DEALER/MANAGER. Subject to the terms and conditions of this Agreement, the Dealer/Manager agrees in accordance with its customary practice to use its reasonable efforts to solicit the exercise of the Rights pursuant to the Rights Offering by United States residents, in each case pursuant to the Offer Documents, and to respond, in concert with the responsibilities of Georgeson Shareholder Communications Inc. as information agent (the "Information Agent"), to requests for information and materials in connection with the Rights Offering. Such services of the Dealer/Manager shall commence upon the commencement of the Rights Offering.

        The Company hereby authorizes the Dealer/Manager to act as the Company's agent in making the Rights Offering to residents of such states of the United States as to which such agent designation may be necessary to comply with applicable law.

        The Dealer/Manager agrees that (a) prior to the termination of this Agreement it will not, directly or indirectly, bid for or purchase any Common Shares for its own account, except as permitted by Regulation M of the Securities and Exchange Act of 1934 ("Regulation M") and as provided in this Agreement, and (b) prior to the completion of the Dealer/Manager participation in this distribution (as defined in Regulation M), it will otherwise comply with Regulation M.

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        8. COMPENSATION OF THE DEALER/MANAGER. The Company agrees to pay the
Co-Dealer/Managers, as described below, and for the services rendered and to be rendered by such Co-Dealer/Manager or Dealer/Manager as financial advisors to the Company in connection with the Rights Offering and the transactions related thereto, the following fees:

            (a) Upon execution of this Agreement, a one time initial retainer fee of $50,000 (the "Initial Retainer Fee") will be due and payable by the Company to Perseus Advisors as of the date, and

            (b) subsequently, a monthly retainer fee of $15,000 (the "Monthly Retainer Fees"), shall be due and payable by the Company to Perseus Advisors on the 15th of every subsequent month thereafter until the earlier of (i) termination of this Agreement and (ii) consummation of the Rights Offering.

            (c) If the Rights Offering is consummated, a fee to the Co-Dealer/Managers for marketing assistance services in connection with the Rights Offering (the "Dealer/Manager Fee"), to be paid within two business days following the date of consummation, which Dealer/Manager Fee shall be in cash in the amount of four percent (4%) of the gross proceeds of such sales less the aggregate amount of all payments made by the Company pursuant to subparagraphs
(a) and (b) above. The Dealer/Manager hereby acknowledges that the proceeds from the subscription by the General Atlantic Investors or the Cheung Kong Investors of any shares of Series E Preferred Stock not purchased in the Rights Offering shall not be taken into account for purposes of calculating the Dealer/Manager Fee.

            In the event the Company considers the sale of the Company within twelve (12) months after the Closing Date and provided that the Company receives at least $15,000,000 in aggregate gross proceeds in the Rights Offering, subject to any existing obligations the Company may have to J.P. Morgan Securities as of the date hereof, the Company agrees to offer to retain Perseus Advisors as its exclusive financial advisor in connection with such sale subject to mutually agreed terms and conditions, including indemnification; provided that the Company shall use its commercially reasonable efforts to terminate any such obligations to retain JP Morgan Securities as soon as practicable to the extent necessary to enable the Company to engage Perseus Advisors as contemplated by this paragraph.

        In addition, the Company will reimburse certain of the Co-Dealer/Managers' out-of-pocket or otherwise incurred expenses as set forth in
Section 9 hereof.

        The Dealer/Manager shall bear the expenses payable to soliciting broker-dealers.

        Other than the Co-Dealer/Managers, the Company will not employ any brokers, dealers or underwriters in connection with the Rights Offering, and except as described above, in Section 9 and in the Registration Statement, no other commissions, fees or discounts will be paid in connection with the Rights Offering.

        9. EXPENSES. The Company shall pay or cause to be paid, directly and not as reimbursements to the Co-Dealer/Managers: (A) all expenses (including any taxes of the Company) incurred in connection with the Rights Offering and the preparation, issuance, execution, authentication and delivery of the Rights and Series E Preferred Stock, (B) all fees and expenses of the Company (including, without limitation, fees and expenses of the Company's accountants and legal counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), the Prospectus, the other Offer Documents and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the preliminary and final filings under state securities or blue sky laws, if any,
(C) all reasonable out-of-pocket expenses of the Co-Dealer/Managers (including reasonable travel and reasonable marketing expenses and reasonable fees, disbursements and other expenses of legal counsel for the Co-Dealer/Managers; (it being understood that the Dealer/Manager does not expect fees of legal counsel for the Co-Dealer/Managers to exceed $50,000), (D) any applicable listing or other fees, (E) the cost of printing certificates representing the Rights and Series E Preferred Stock (F) all advertising charges pertaining to the Rights Offering provided the advertising was pre-approved in writing by an officer of the Company, (G) all fees and expenses of the Subscription Agent (as defined below) and the Information Agent, (H) the cost and charges of any transfer agent or registrar, and (I) any National Association of Securities Dealers, Inc. fees.

        All payments to be made by the Company pursuant to this Section 9 shall, unless otherwise stated, be paid at the Closing of the Rights Offering or otherwise shall be paid promptly after the termination or expiration of the Rights Offering or, if later, promptly (and in no event later than ten (10) days) after an invoice containing reasonable substantiation therefore is sent by the Dealer/Manager. The Company shall perform its obligations set forth in this
Section 9 whether or not any Rights are exercised pursuant to the Rights
Offering.

        10. SHAREHOLDER LISTS; THE SUBSCRIPTION AGENT. As soon as practicable after the date hereof, the Company will cause the Dealer/Manager to be provided with any cards or lists showing the names and addresses of, and the number of Common Shares held by, the beneficial and record holders of such shares as of a recent date and will use commercially reasonable efforts to cause the Dealer/Manager to be advised from day to day during the period of the Rights Offering as to any transfers of record of Common Shares.

        The Company has arranged for Computershare Trust Company to serve as the subscription agent (the "Subscription Agent") in connection with the Rights Offering and will instruct the Subscription Agent to advise the Dealer/Manager daily as to such matters as the Dealer/Manager may reasonably request, including the number of Rights which have been exercised pursuant to the Rights Offering.

        11. INTENTIONALLY DELETED.

        12. COVENANTS. The Company covenants and agrees with the Co-Dealer/Managers, and each of them:

              (a) To advise the Dealer/Manager, promptly after it receives notice thereof, of the time when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Dealer/Manager with copies thereof; if required, to file the Prospectus pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule; to advise the Dealer/Manager, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Rights or Series E Preferred Stock issuable upon exercise of the Rights for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its reasonable efforts to obtain its withdrawal;

              (b) To deliver promptly to the Co-Dealer/Managers, in San Francisco, California such number of the following documents as the Co-Dealer/Managers shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, any other Offer Documents filed as exhibits, the computation of the ratio of earnings to fixed charges and the computation of per share earnings), and (ii) each Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time during which the Prospectus relating to the Rights or Series E Preferred Stock is required to be delivered under the Securities Act and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus, to notify the Dealer/Manager and, upon the request of the Dealer/Manager, to file such document and to prepare and furnish, without charge, to the Dealer/Manager as many copies as such Dealer/Manager may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

              (c) Prior to filing with the Commission any (i) amendment to the Registration Statement, any supplement to the Prospectus or any amended Prospectus or (ii) any Prospectus pursuant to Rule 424 promulgated under the Securities Act, to furnish a copy thereof to the Dealer/Manager and counsel for the Dealer/Manager and afford them a reasonable opportunity to comment thereon, except for those filings made prior to the date hereof;

              (d) As soon as practicable after the Effective Date of the Registration Statement, to make generally available to the Company's security holders a consolidated earning statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act, including, at the option of the Company, Rule 158 promulgated there under;

              (e) Promptly from time to time to take such action as the Dealer/Manager may reasonably request to qualify the Rights and Series E Preferred Stock issuable upon exercise of the Rights for offering and sale under the securities laws of such jurisdictions in the United States as the Dealer/Manager may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Rights and Series E Preferred Stock.

              (f) To take such action as the Dealer/Manager may reasonably request to assist the Dealer/Manager in obtaining the listing of the Rights on the NASDAQ Over The Counter Bulletin Board market;

              (g) To take such action as the Dealer/Manager may reasonably request to complete any required review by the NASD of the terms of the sale of the Series E Preferred Stock as contemplated by this Agreement;

              (h) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission there under;

              (i) The Company shall use its reasonable efforts to cause the mailing of the Offer Documents to record holders of the Common Shares after the date hereof not later than the fifth business day following the Effective Date of the Registration Statement, and complete such mailing as soon as practicable;

              (j) Subject to the Necessary Corporation Actions being taken, the Company shall reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Series E Preferred Stock as will be sufficient to permit the exercise in full of all Rights issued;

              (k) On or prior to the consummation of the Rights Offering, the Company will also make available to the Dealer/Manager all material financial and other information concerning its business and operations and the Rights Offering that such Dealer/Manager reasonably requests and will provide such Dealer/Manager and its advisors with reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel; and

              (l) The Company will treat any advice, written or oral, provided by any Dealer/Manager pursuant to this Agreement as confidential, and, except as required by law, such advice will be solely for the information and assistance of the Company in connection with the Rights Offering and may not be quoted, nor will any such advice or the name of such Dealer/Manager be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, such Dealer/Manager's prior consent, which consent shall not be unreasonably withheld.

        13. CONDITIONS TO DEALER/MANAGER'S OBLIGATIONS. The obligations of the Dealer/Manager hereunder are subject to the representations and warranties of the Company contained herein being true and correct, as of the date hereof and being true and correct at all times during the Rights Offering (including as of the Effective Time), to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

              (a) The Registration Statement shall have become effective and the Prospectus shall have been timely filed with the Commission in accordance with Section 11(a) hereof; all post-effective amendments to the Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceedings for the issuance of any such order shall have been initiated or threatened, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Dealer/Manager and complied with to the reasonable satisfaction of the Dealer/Manager.

              (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Rights and Series E Preferred Stock issuable upon exercise of the Rights, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Dealer/Manager, and the Company shall have furnished to the Dealer/Manager all documents and information that they may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company under this Agreement, the performance of any covenants of the Company to be performed hereunder and the satisfaction of any conditions to the Dealer/Manager's obligations hereunder.

              (c) Concurrently with the effectiveness of the Post-Effective Amendment, the Company shall have furnished to the Co-Dealer/Managers the opinion of Pillsbury Winthrop LLP to the effect set forth in Exhibit A.

              (d) Concurrently with the effectiveness of the Post-Effective Amendment and on the date the Rights Offering is consummated (the "Closing Date"), the Company shall have furnished to the Co-Dealer/Managers a letter of PricewaterhouseCoopers, LLP, addressed to the Co-Dealer/Managers and dated the date hereof, or the Closing Date, as the case may be, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the letter), the conclusions and findings of such firm with respect to the financial information as are customarily covered in accounting "comfort" letters delivered in connection with a public offering and any other matters reasonably specified by the Dealer/Manager.

              (e) Concurrently with the effectiveness of the Post-Effective Amendment and on the Closing Date, the Co-Dealer/Managers shall have received a certificate, dated as of such date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state, as of the date of the certificate, that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder prior to the date thereof (other than the conditions that are not required to be fulfilled before such date), that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position prospects, or results of operation of the Company except as set forth in or contemplated by the Prospectus or as described in such certificate.

              (f) (i) The Company shall not have sustained since the date of the latest audited financial statements contained in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus or the Definitive Proxy Statement relating to the special meeting of the shareholders of the Company to be held on June 11, 2004 (the "Proxy"), the effect of which, in any such case described in clause
      (i) or (ii), would have a Material Adverse Effect.

      If any of the conditions specified in this Section 13 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Dealer/Manager or the Co-Dealer/Manager, as applicable, hereunder may be canceled by the Dealer/Manager at any time during the Rights Offering. Any such cancellation shall be without liability of the Dealer/Manager to the Company. Notice of such cancellation shall be given to the Company in writing, or by telecopy or telephone and confirmed in writing.

      14. INDEMNIFICATION AND CONTRIBUTION.

              (a) The Company agrees to hold harmless and indemnify the Co-Dealer/Managers and their counsel, affiliates and any officer, director, employee or agent of any of the Co-Dealer/Managers or any their counsel, affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) any of the Co-Dealer/Managers or any of such counsel or affiliates from and against any and all losses, claims, damages, liabilities and expenses whatsoever, under the Securities Act or otherwise (as incurred or suffered and including, but not limited to, any and all reasonable legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefore from such Dealer/Manager or Co-Dealer/Manager), (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (other than statements or omissions made in reliance upon and in conformity with information furnished by such Dealer/Manager or Co-Dealer/Manager in writing to the Company for use therein) or (B) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with, the Rights Offering, any of the other transactions contemplated thereby or the performance of such Co-Dealer/Manager's services as

      Dealer/Manager or Co-Dealer/Manager, as applicable, with respect to the Rights Offering, except in the case of this clause (B) to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such indemnified party's gross negligence, bad faith or willful misconduct.

              (b) Each of the Co-Dealer/Managers agrees to hold harmless and indemnify the Company and its counsel, affiliates and any officer, director, employee or agent of the Company or its counsel, affiliates and any person controlling (within the meaning of Section 20(a) of the Securities Exchange Act of 1933, as amended (the "Exchange Act") the Company or any of such counsel or affiliates from and against any and all losses, claims, damages, liabilities and expenses whatsoever, to which the Company, its affiliates or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by such Dealer/Manager or Co-Dealer/Manager for inclusion therein and described in Section 18, and shall reimburse the Company or such affiliate and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

              (c) If any lawsuit, claim or proceeding is brought against any indemnified party in respect of which indemnification may be sought against the indemnifying party pursuant to this Section 14, such indemnified party shall promptly notify the indemnifying party of the commencement of such lawsuit, claim or proceeding; provided, however, that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability which it may have under this Section 14 except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. In case any such lawsuit, claim or proceeding shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement of such lawsuit, claim or proceeding, the indemnifying party shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the indemnifying party to such indemnified party, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the indemnified party in the exercise of its reasonable judgment. Notwithstanding the election of the indemnifying party to assume the defense of such lawsuit, claim or proceeding, such indemnified party shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefore from any of the Co-Dealer/Managers) (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the indemnifying party shall not be required to bear the fees, costs and expenses of more than one such counsel except where such indemnified party requires local counsel, in which case the Company shall also be required to bear the fees, costs and expenses of such local counsel) if (i) such indemnified party has been advised by counsel that the use of counsel chosen by the indemnifying party to represent such indemnified party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an indemnified party and the indemnifying party, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party); (iii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party, in the exercise of such indemnified party's reasonable judgment, to represent such indemnified party within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the indemnifying party shall authorize in writing such indemnified party to employ separate counsel at the expense of the indemnifying party. The foregoing indemnification commitments shall apply whether or not the indemnified party is a formal party to any such lawsuit, claim or proceeding. The indemnifying party shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, the indemnifying party agrees, subject to the provisions of this
      Section 14, to indemnify the indemnified party from and against any loss, damage or liability by reason of such settlement. The Company agrees to notify the Dealer/Manager promptly, or cause the Dealer/Manager to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Rights Offering. The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of the Rights Offering shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of any of the Co-Dealer/Managers, its affiliates, and any officer, director, employee or agent of the Co-Dealer/Managers, and any such controlling person (within the meaning of Section 20(a) of the Exchange Act), which release shall be reasonably satisfactory to the Dealer/Manager, unless the Dealer/Manager consents to such settlement.

              (d) The Company and the Co-Dealer/Managers agree that if any indemnification sought by any indemnified party pursuant to this Section 14 is held by a court to be unavailable for any reason (other than any reason specified in Sections 14(a) or 14(b) hereof), then (whether or not any of the Co-Dealer/Managers is the indemnified party) the Company, on the one hand, and the Co-Dealer/Managers, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and the Co-Dealer/Managers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative fault of the Company, on the one hand, and the Co-Dealer/Managers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that, in any event, the Co-Dealer/Managers' aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Co-Dealer/Managers pursuant to Section 8 of this Agreement. It is hereby agreed that the relative benefits to the Company on the one hand, and the Co-Dealer/Managers, on the other hand, with respect to the Rights Offering shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid in connection with the exercise of the Rights (whether or not such Rights are exercised) pursuant to the Rights Offering bears to
      (ii) the fees payable to the Co-Dealer/Manager with respect to the Rights Offering pursuant to Section 8. It is further agreed that the relative faults of the Company on the one hand and the Co-Dealer/Managers on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by any of the Co-Dealer/Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other act or omission, shall be determined by reference to, among other things, whether the action or omission was taken or omitted to be taken by the Company or the Co-Dealer/Managers and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

              (e) The Company also agrees that the Co-Dealer/Managers shall not have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or the Dealer/Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted from any acts or omissions undertaken or omitted to be taken by any of the Co-Dealer/Managers through their gross negligence, willful misconduct or bad faith. In no event, regardless of the theory advanced, shall the Co-Dealer/Managers be liable for any consequential, indirect, incidental or special damages of any nature.

        15. EFFECTIVE DATE OF AGREEMENT; TERMINATION. The engagement hereunder will terminate upon the earliest to occur of: (i) twelve (12) months from the date of this letter; (ii) the mutual written agreement of the Company and Perseus Advisors; (iii) thirty (30) days following the delivery of a written termination notice with cause from Perseus Advisors or the Company to the other;
(iv) automatically at such time as the Company determines in its sole discretion not to consummate the Rights Offering; or (v) automatically immediately following the special meeting of the Company's shareholders to be held on June 11, 2004 in the event the Company's shareholders do not approve all the matters set forth in the Proxy. Notwithstanding any termination of Perseus Advisors' engagement hereunder, if the Company does not consummate the Rights Offering and at any time during the twelve (12) month period following such termination the Company undertakes a financing transaction, then the Company agrees to offer to Perseus Advisors the right to act as bookrunning underwriter or agent in such transaction if any banker, agent or financial advisor is engaged by the Company or if such financing includes any offer or sale to investors solicited in connection with the offering contemplated by this Agreement (whose names appear on a list prepared by Perseus Advisors and delivered to the Company within one
(1) week following the earlier of (i) the termination of this Agreement and (ii) the consummation of the Rights Offering) pursuant to which Perseus Advisors shall be eligible to receive the fees as set forth in Section 8(c) above.

        Any notice referred to above may be given at the address specified in
Section 17 hereof in writing or by telecopy or telephone, and if by telecopy or telephone, shall be immediately confirmed in writing.

        16. SURVIVAL OF CERTAIN PROVISIONS. The agreements contained in Section 14 hereof and the representations, warranties and agreements of the Company contained in Sections 6, 9 and 11 hereof shall survive the consummation of the Rights Offering and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        17. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

              (a) if to the Dealer/Manager, in its own capacity or as representative of the Co-Dealer/Managers:

                  Perseus Advisors, LLC.
                  150 California Street
                  San Francisco, CA 94111
                  Attention: Clark Callander
                  Fax: (415) 318 - 3601

                  with a copy to:

                  Sullivan & Cromwell LLP
                  1870 Embarcadero Road
                  Palo Alto, CA  94303

                  Attention: Scott Miller
                  Fax: (650) 461-5700

              (b) if to the Company:

                  Critical Path, Inc.
                  350 Embarcadero
                  San Francisco, CA 94105-1204
                  Attention: Michael J. Zukerman

                  Fax:  (415) 541-2312

                  with a copy to:
                  Pillsbury Winthrop LLP
                  P.O. Box 7880
                  San Francisco, CA 94120-7880
                  Attention: Gregg F. Vignos

        18. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Co-Dealer/Managers the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Co-Dealer/Managers within the meaning of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        19. MISCELLANEOUS. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. This Agreement may not be amended or modified except in writing signed by each of the parties. The Company and the Co-Dealer/Managers hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of California and of the United States District Court located in the City of San Francisco for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts. The Company further agrees that service of any process, summons, notice or document by mail to the address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against the Company in any such court. The Company and the Co-Dealer/Managers hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit; action or other proceeding arising out of or relating to this Agreement in the Courts of the State of California or the United Statues District Courts located in the City of San Francisco, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or the services to be rendered by any Co-Dealer/Managers hereunder is expressly and irrevocably waived.

        20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        21. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        22. AMENDMENT. This Agreement may be amended, modified or supplemented by written agreement of the Company and Perseus Advisors with respect to any of the terms contained herein, and

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
upon such written agreement, such amendment, modification or supplement shall be binding on all parties hereto including the Co-Dealer/Managers.

        Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company and the Co-Dealer/Managers.

                                          Sincerely,

                                          PERSEUS ADVISORS, LLC
                                          /s/ Clark N. Callander
                                          --------------------------------------
                                          Clark N. Callander
                                          Managing Director

Accepted and agreed:

CRITICAL PATH, INC.

By:   /s/ Michael J. Zukerman
      ------------------------------

Michael J. Zukerman

Senior Vice President, General Counsel




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